Exhibit 10.12

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of December 1, 1998 (the "Agreement"), is between PARKERVISION, INC., having its principal office at 8493 Baymeadows Way, Jacksonville, Florida (the "Company"), and Questar InfoComm, Inc., having its principal office at 180 East 100 South, P.O. Box 45433, Salt Lake City, Utah 84145-0433 (the "Buyer").

     1. PURCHASE AND SALE. Subject to the terms and conditions herein set forth, the Company hereby sells and delivers to Buyer and Buyer hereby purchases from the Company, for an aggregate purchase price of $5,000,000, an aggregate of 238,096 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Company hereby delivers to Buyer a stock certificate in Buyer's name representing the Shares. The Buyer hereby makes payment to the Company by delivery of a bank or certified check payable to the order of the Company or by wire transfer to an account designated by Company in the amount of $5,000,000.

     2. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to and covenants with Buyer as follows:

          2.1 ORGANIZATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Florida.

          2.2 AUTHORITY; EXECUTION AND DELIVERY. The execution, delivery, and performance of this Agreement has been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company or its stockholders are required. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights in general or general principles of equity. The Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable.

          2.3 FINANCIAL CONDITION. The financial statements of the Company included in the Disclosure Documents (as defined in Section 2.5) fairly present the financial position, the results of operations, the changes in financial position and the changes in stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.

          2.4 SUBSEQUENT EVENTS. Subsequent to the respective dates as of which information is given in the Disclosure Documents, except as described therein, there has not been any material adverse change in the condition (financial or otherwise), earnings, business, properties or prospects of the Company.

          2.5 DISCLOSURE. The Company has provided to Buyer true, correct and complete copies of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997; the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998; and its Notice of Annual Meeting of Stockholders and Proxy Statement relating to its annual meeting

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of  stockholders   held  on  June  12,  1998   (collectively,   the  "Disclosure
Documents"). Each of the Disclosure Documents when filed with the Securities and Exchange Commission complied in all material respects with the requirements of the form and rules and regulations applicable thereto.

     3. REPRESENTATIONS OF BUYER. Buyer hereby represents and warrants to the Company as follows:

          (a) It is aware that its investment involves a substantial degree of risk, including, but not limited to the following: (i) the Company has had substantial operating losses for the fiscal year ended December 31, 1997 and for the three and nine months ended September 30, 1998, and expects to continue to incur losses in the future; (ii) the Company has a significant customer which during the nine months ended September 30, 1998 accounted for approximately 32% of total revenues; (iii) the Company is developing and introducing new products in its camera control segment and wireless technology segment, which products are subject to the risks of timely, cost effective development, market identification and introduction and customer acceptance; (iv) the Company has and is seeking additional patents for its technologies which may not provide adequate intellectual property protection or may not be granted, thereby subjecting the Company to additional competitive pressures; (v) the consequences of the Company, its vendors and/or customers not being Y2K compliant before December 31, 1999; (vi) the Company may need additional financing in the future to fund development, manufacture and marketing of its products and to fund operating losses; (vii) management and the existing principal stockholders of the Company beneficially own a substantial amount of the outstanding voting stock of the Company and accordingly are in a position to substantially influence the election of all directors of the Company and the vote on matters requiring stockholder approval; and (viii) the Company's success will to a significant extent rely upon the continued services and abilities of Jeffrey Parker and the Company has neither an employment agreement with nor key-man life insurance on Mr. Parker. Buyer acknowledges and is aware that there is no assurance as to the future performance of the Company.

          (b) Buyer is purchasing the Shares for its own account for investment and not with a view to or in connection with a distribution of the Shares, nor with any present intention of selling or otherwise disposing of all or any part of the Shares. Buyer understands that it must bear the economic risk of its investment because, among other reasons, the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of until they are registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available.

          (c) Buyer has the financial ability to bear the economic risk of its investment in the Company, including its complete loss.

          (d) Buyer has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and has obtained sufficient information from the Company to evaluate the merits and risks of an investment in the Company. Buyer has had full opportunity to ask questions and receive satisfactory answers concerning all matters pertaining to its investment and all such questions have been answered to its satisfaction. Buyer has been provided an opportunity to obtain any additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

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Buyer has received no  representation  or warranty from the Company with respect to its investment in the Company. Buyer has relied solely upon its own investigation in making a decision to invest in the Company.

          (e) Buyer is an "accredited investor" as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder.

          (f) This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights in general or general principles of equity.

     4. RESTRICTIONS ON TRANSFER.

          4.1 RESTRICTIONS ON TRANSFER. Buyer agrees that it will not sell, transfer, or otherwise dispose of any of the Shares, except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and the Company has received an opinion of counsel reasonably satisfactory to the Company that such exemption is available.

          4.2 LEGEND. Each certificate for the Shares shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH EXEMPTION IS AVAILABLE."

The Company shall remove such legend from the certificates representing the Shares whenever the Shares may be sold freely, without restriction, under the Securities Act.

          4.3 REGISTRATION RIGHTS. Buyer shall have the right to have the Shares included in any registration statement (a Registration) filed by the Company on any form other than S-4 and S-8, unless such Shares are then saleable under an exemption from such registration requirements. Notwithstanding the foregoing, if a Registration is an underwritten registration and the managing underwriter advises the Company that, in its opinion, the number of securities requested to be included in such Registration exceeds the number which can be marketed (i) at a price reasonably related to their then current market value or (ii) without materially and adversely affecting the offering, then Buyer shall agree, if requested by the Company and the managing underwriter, that the number of shares of common stock of the Company to be sold by all stockholders and included in the Registration shall be apportioned pro rata among all such holders according to the total number of shares of common stock owned by such stockholders, including Buyer (it being understood that, if only the Company is selling securities pursuant to the Registration, no Shares shall be included in the Registration). Notwithstanding the foregoing, the Company shall have no obligation hereunder in connection with any Registration (i) unless Buyer provides to the Company information and documents with respect to its ownership of Shares, compliance with the law, manner of proposed disposition and

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such other matters as the Company shall reasonably request for disclosure in the
Registration, (ii) if such registration is then permitted by law and the policy of the Securities and Exchange Commission or (iii) if the Company is then prohibited from doing so pursuant to a written agreement with an unaffiliated third party.

     5. MISCELLANEOUS.

          5.1 EXPENSES. Each party shall be liable for its own expenses in connection with the transactions contemplated by this Agreement.

          5.2 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

          5.3 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Company and of Buyer, whether so expressed or not.

          5.4  NOTICES,   ETC.  All   notices,   requests,   demands  and  other
communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail first-class, postage prepaid:

     If to the Company:                    with a copy to:

     ParkerVision, Inc.                    Graubard Mollen & Miller
     8493 Baymeadows Way                   600 Third Avenue
     Jacksonville, Florida 32256           New York, New York  10016
     Attention:  Mr. Jeffrey Parker        Attn:  David Alan Miller, Esq.

     If to the Buyer:                      with a copy to:

     CEO Questar InfoComm, Inc.            Questar InfoComm, Inc.
     180 East 100 South P.O. Box 45433     180 East 100 South, P.O. Box 45433
     Salt Lake City, Utah 84145-0433       Salt Lake City, Utah 84145-0433
     Attn: Clyde Heiner, Pres. & CEO       Attn:  Donn Hilton

Any such notice, request, demand or other communication hereunder shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, at the time of receipt thereof and (ii) if sent by registered or certified first-class mail, postage prepaid, five business days thereafter.

          Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

          5.5 GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Florida and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such state.

          5.6 COUNTERPARTS. This Agreement may be signed in counterparts.

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          IN WITNESS WHEREOF,  the parties have duly executed and delivered this
Agreement as of the date first above written.

PARKERVISION, INC.                          QUESTAR INFOCOMM, INC.


By: /s/ Jeffrey Parker                      By: /s/ Clyde Heiner
    ----------------------------                --------------------------
    Jeffrey Parker,                             Clyde Heiner,
    Chairman and Chief                          President and Chief
    Executive Officer                           Executive Officer

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